UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2024

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information related to the sale and issuance of Additional Private Placement Units (as defined below) included in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 3.02 by reference. No underwriting discounts or commissions were paid with respect to the private placement of the Additional Private Placement Units. The sale and issuance of the Additional Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Over-Allotment Option

As previously reported, Oaktree Acquisition Corp. III Life Sciences (the “Company”) consummated an initial public offering on October 25, 2024 (the “IPO”) of 17,500,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary shares, $0.0001 par value per share (the “Public Shares”) and one-fifth of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO).

In connection with the IPO, the underwriters were given a 45-day option from the date of the final prospectus relating to the IPO to purchase up to 2,625,000 additional Public Units to cover over-allotments, if any (the “Over-Allotment Option”). On October 30, 2024, the underwriters purchased on additional 1,699,029 Public Units (such Public Units purchased pursuant to the partial exercise of the Over-Allotment Option, the “Option Units”) at $10.00 per Option Unit. The sale of the Option Unit generated additional gross proceeds to the Company of $16,990,290.

Concurrently with the partial exercise of the Over-Allotment Option, the underwriters of the IPO forfeited their right to purchase the remaining 925,971 Public Units that they were permitted to purchase pursuant to the Over-Allotment Option. As a result of the underwriters’ election to partially exercise their Over-Allotment Option 231,492 Class B ordinary shares, $0.0001 par value per share, of the Company were forfeited by Oaktree Acquisition Holdings III LS, LLC (the “Sponsor”) at no cost to the Company.

Additional Private Placement Units

As previously reported, the Company also consummated on October 25, 2024 a private placement (the “Private Placement”) of the Company’s units (the “Private Placement Units”) in connection with the IPO pursuant to which the Sponsor purchased 550,000 Private Placement Units at $10.00 per Private Placement Units, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share and one-fifth of one non-redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO).

In connection with the partial exercise of the Over-Allotment Option, the Sponsor purchased on October 30, 2024 an additional 33,981 Private Placement Units (the “Additional Private Placement Units”) at $10.00 per Additional Private Placement Unit. The sale of the Additional Private Placement Units in connection with the partial exercise of the Over-Allotment Option generated additional gross proceeds of $339,810.

Unaudited Pro Forma Balance Sheet

The net proceeds from the IPO, together with certain of the proceeds from the Private Placement that closed in connection with the IPO, $175,000,000 in the aggregate (the “Base Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. An audited balance sheet as of October 25, 2024, reflecting receipt of the Base Offering Proceeds, was previously filed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 31, 2024. As Exhibit 99.1 to this Current Report, the Company is furnishing an unaudited pro forma balance sheet, reflecting the receipt of the proceeds from the sale of the Option Units and the Additional Private Placement Units on October 30, 2024.

The unaudited pro forma balance sheet is presented for illustrative purposes only and was prepared by management. The unaudited pro forma balance sheet is not necessarily indicative of the financial position that was achieved or will be achieved by the Company and the financial position may differ from what is presented in the pro forma balance sheet. You should not rely on the unaudited pro forma balance sheet included in this Current Report as being indicative of the historical financial position that was achieved or the future financial position that the Company will achieve. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to any of the data included in the unaudited pro forma balance sheet included in this Current Report and the Company’s independent registered public accounting firm does not express an opinion or any form of assurance with respect to the pro forma financial information included in this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2024	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer

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